    EXHIBIT 99.1

Oil States Announces Second Quarter 2025 Results
•Net income of $3 million, or $0.05 per share, reported for the quarter
•Adjusted net income totaled $5 million, or $0.09 per share, excluding restructuring charges and credits (a non-GAAP measure(1))
•Consolidated revenues of $165 million rose 3% sequentially, driven by strength in the Offshore Manufactured Products segment
•Adjusted EBITDA (a non-GAAP measure(1)) of $21 million increased 13% sequentially
•Generated cash flows from operations of $15 million
•Purchased $15 million principal amount of our convertible senior notes and $7 million of our common stock
•Offshore Manufactured Products segment's backlog increased sequentially to $363 million as of June 30, with a quarterly book-to-bill ratio of 1.1x
•Recipient of the Hart Energy 2025 Meritorious Engineering Award for our Low Impact Workover Package™
HOUSTON, July 31, 2025 – Oil States International, Inc. (NYSE: OIS):

	Three Months Ended			% Change
(Unaudited, In Thousands, Except Per Share Amounts)	June 30, 2025	March 31, 2025	June 30, 2024	Sequential	Year-over-Year
Consolidated results:
Revenues	$165,406	$159,938	$186,383	3%	(11)%
Operating income(2)	5,277	5,639	2,045	(6)%	158%
Net income	2,811	3,158	1,301	(11)%	116%
Adjusted net income, excluding charges and credits(1)	5,401	3,892	4,391	39%	23%
Adjusted EBITDA(1)	21,089	18,732	21,306	13%	(1)%

Revenues by segment:
Offshore Manufactured Products	$106,586	$92,596	$101,556	15%	5%
Completion and Production Services	29,424	34,519	46,421	(15)%	(37)%
Downhole Technologies	29,396	32,823	38,406	(10)%	(23)%

Revenues by destination:
Offshore and international	$119,114	$106,237	$118,625	12%	—%
U.S. land	46,292	53,701	67,758	(14)%	(32)%

Operating income (loss) by segment(2):
Offshore Manufactured Products	$16,989	$14,276	$14,357	19%	18%
Completion and Production Services	1,877	3,503	(535)	(46)%	n.m.
Downhole Technologies	(3,992)	(2,124)	(1,141)	(88)%	(250)%
Corporate	(9,597)	(10,016)	(10,636)	4%	10%

Adjusted Segment EBITDA(1):
Offshore Manufactured Products	$21,105	$17,926	$20,131	18%	5%
Completion and Production Services	8,254	8,801	8,548	(6)%	(3)%
Downhole Technologies	1,220	1,905	3,114	(36)%	(61)%
Corporate	(9,490)	(9,900)	(10,487)	4%	10%
___________________
(1)These are non-GAAP measures. See “Reconciliations of GAAP to Non-GAAP Financial Information” tables below for reconciliations to their most comparable GAAP measures as well as further clarification and explanation.
(2)Operating income (loss) included charges totaling: $3.7 million for the three months ended June 30, 2025; $0.9 million for the three months ended March 31, 2025; and $4.4 million for the three months ended June 30, 2024. See “Segment Data” below for additional information.

Oil States International, Inc. reported net income of $2.8 million, or $0.05 per share, and Adjusted EBITDA of $21.1 million for the second quarter of 2025 on revenues of $165.4 million. Reported second quarter 2025 net income included charges and credits of $3.3 million ($2.6 million after-tax or $0.04 per share) associated primarily with the exit of U.S. land-based facilities, personnel reductions and gains on the extinguishment of convertible senior notes. These results compare to revenues of $159.9 million, net income of $3.2 million, or $0.05 per share, and Adjusted EBITDA of $18.7 million reported in the first quarter of 2025, which included charges of $0.9 million ($0.7 million after-tax or $0.01 per share) associated with the exit of U.S. land-based facilities closed in 2024.
Oil States’ President and Chief Executive Officer, Cindy B. Taylor, stated:
“Our consolidated results in the second quarter were driven by continued strength of international and offshore activity supported by backlog growth over recent quarters. Revenues from our Offshore Manufactured Products segment increased 15% sequentially, totaling $107 million, while Adjusted Segment EBITDA totaled $21 million, up 18%. Bookings totaled $112 million in the period, yielding backlog of $363 million and a quarterly book-to-bill ratio of 1.1x.
“Operating results reported by our Completion and Production Services and Downhole Technologies segments were challenged during the quarter due to the industry-wide reduction in U.S. land completion-related activity. On a combined basis, the revenues and Adjusted EBITDA of these two segments declined 13% and 12%, respectively, from the first quarter of 2025.
“Our U.S. land-focused restructuring efforts continued during the most recent quarter. These ongoing efforts coupled with lower industry activity resulted in our U.S. land-driven revenue mix declining from 36% of total revenues in the second quarter of 2024 to 28% of total revenues in the current quarter.
“Our investments in technology and innovation were again recognized by a 2025 Meritorious Engineering award from Hart Energy for our Low Impact Workover Package, which incorporates our field-proven technologies to enhance plug and abandonment operations and safeguard aging wells.
“Cash flow generated in the quarter was used to fund capital expenditures, reduce debt and repurchase stock. Our capital expenditures in the first half of 2025 were elevated by strategic investments associated with the construction of our new manufacturing facility in Batam, Indonesia, which is nearing completion, and the manufacture of low-impact rental riser equipment built pursuant to international contract awards.”
Business Segment Results
(See Segment Data and Adjusted Segment EBITDA tables below)
Offshore Manufactured Products
Offshore Manufactured Products reported revenues of $106.6 million, operating income of $17.0 million and Adjusted Segment EBITDA of $21.1 million in the second quarter of 2025, compared to revenues of $92.6 million, operating income of $14.3 million and Adjusted Segment EBITDA of $17.9 million reported in the first quarter of 2025. Adjusted Segment EBITDA margin was 20% in the second quarter of 2025, compared to 19% in the first quarter of 2025.
Backlog totaled $363 million as of June 30, 2025, its highest level since September 2015. Second quarter bookings totaled $112 million and yielded a quarterly book-to-bill ratio of 1.1x and a year-to-date ratio of 1.2x.
Completion and Production Services
Completion and Production Services reported revenues of $29.4 million, operating income of $1.9 million and Adjusted Segment EBITDA of $8.3 million in the second quarter of 2025, compared to revenues of $34.5 million, operating income of $3.5 million and Adjusted Segment EBITDA of $8.8 million reported in the first quarter of 2025. Adjusted Segment EBITDA margin was 28% in the second quarter of 2025, compared to 25% in the first quarter of 2025.
In 2024, the segment began implementing actions in its U.S. land-based businesses to reduce future costs, which are continuing in 2025. These management actions included: the consolidation, relocation and exit of certain U.S. land-driven service locations; the exit of certain U.S. land-driven service offerings; and reductions in the Company’s workforce in the United States. During the second quarter of 2025, the segment recorded a non-cash lease impairment and other downsizing charges totaling $2.2 million.

Downhole Technologies
Downhole Technologies reported revenues of $29.4 million, an operating loss of $4.0 million and Adjusted Segment EBITDA of $1.2 million in the second quarter of 2025, compared to revenues of $32.8 million, an operating loss of $2.1 million and Adjusted Segment EBITDA of $1.9 million in the first quarter of 2025.
During the second quarter of 2025, the segment recorded a non-cash operating lease impairment and severance charges totaling $1.2 million.
Corporate
Corporate operating expenses in the second quarter of 2025 totaled $9.6 million.
Interest Expense, Net
Net interest expense totaled $1.7 million in the second quarter of 2025, which included $0.3 million of non-cash amortization of deferred debt issuance costs.
Cash Flows
During the second quarter of 2025, the Company generated $15.0 million of cash flows from operations and $8.1 million of free cash flows (a non-GAAP measure – see Note (E). The Company purchased $14.8 million principal amount of its 4.75% convertible senior notes (the “Convertible Notes”) at 97% of par and repurchased $6.7 million of its common stock (2.3% of its shares outstanding as of March 31, 2025).
Financial Condition
Cash on-hand totaled $53.9 million at June 30, 2025. No borrowings were outstanding under the Company’s asset-based revolving credit facility (the “ABL Facility”) at June 30, 2025. On July 28, 2025, the Company amended its ABL Facility to provide for additional borrowing availability, lower interest charges and plan for the retirement of its remaining Convertible Notes at maturity in April 2026 using, in part, availability under the ABL Facility.
Industry Award
Demonstrating Oil States’ constant commitment to advance the production of affordable and reliable energy, the Company was honored by Hart Energy in June 2025 as a recipient of the Meritorious Engineering Award in the category of Marine Construction and Decommissioning for its Low Impact Workover Package (“LIWP”). The LIWP uses field-proven technology to enhance plug and abandonment operations and safeguard aging wells. It integrates our lower riser package and emergency disconnect package technologies to create a tether-free, streamlined system that provides significant advantages compared to existing well intervention and decommissioning systems.

Conference Call Information
The call is scheduled for July 31, 2025 at 9:00 a.m. Central Daylight Time, is being webcast and can be accessed from the Company’s website at www.ir.oilstatesintl.com. Participants may also join the conference call by dialing 1 (888) 210-3346 in the United States or by dialing +1 (646) 960-0253 internationally and using the passcode 7534957. A replay of the conference call will be available approximately two hours after the completion of the call and can be accessed from the Company’s website at www.ir.oilstatesintl.com.
About Oil States
Oil States International, Inc. is a global provider of manufactured products and services to customers in the energy, industrial and military sectors. The Company’s manufactured products include highly engineered capital equipment and consumable products. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.
For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.
Cautionary Language Concerning Forward Looking Statements
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among others, the impact of changes in tariffs and duties on imported materials and exported finished goods, the level of supply and demand for oil and natural gas, fluctuations in the current and future prices of oil and natural gas, the level of exploration, drilling and completion activity, general global economic conditions, the cyclical nature of the oil and natural gas industry, geopolitical conflicts and tensions, the financial health of our customers, the actions of the Organization of Petroleum Exporting Countries and other producing nations (“OPEC+”) with respect to crude oil production levels and pricing, supply chain disruptions, the impact of environmental matters, including executive actions and regulatory efforts to adopt environmental or climate change regulations that may result in increased operating costs or reduced oil and natural gas production or demand globally, consolidation of our customers, our ability to access and the cost of capital in the bank and capital markets, our ability to develop new competitive technologies and products, and other factors discussed in the “Business” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the subsequently filed Quarterly Report on Form 10-Q and Periodic Report on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof, and, except as required by law, the Company undertakes no obligation to update those statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues:
Products	$107,342	$100,551	$108,579	$207,893	$202,908
Services	58,064	59,387	77,804	117,451	150,737
	165,406	159,938	186,383	325,344	353,645

Costs and expenses:
Product costs	83,936	80,329	82,503	164,265	157,640
Service costs	41,404	42,348	59,530	83,752	116,344
Cost of revenues (exclusive of depreciation and amortization expense presented below)	125,340	122,677	142,033	248,017	273,984
Selling, general and administrative expense	22,981	22,530	26,373	45,511	48,869
Depreciation and amortization expense	11,898	12,025	14,698	23,923	28,893
Impairment of goodwill	—	—	—	—	10,000
Impairments of operating lease assets	1,358	—	—	1,358	—
Other operating (income) expense, net	(1,448)	(2,933)	1,234	(4,381)	1,031
	160,129	154,299	184,338	314,428	362,777
Operating income (loss)	5,277	5,639	2,045	10,916	(9,132)

Interest expense, net	(1,692)	(1,578)	(2,061)	(3,270)	(4,162)
Other income, net	636	138	652	774	580
Income (loss) before income taxes	4,221	4,199	636	8,420	(12,714)
Income tax benefit (provision)	(1,410)	(1,041)	665	(2,451)	641
Net income (loss)	$2,811	$3,158	$1,301	$5,969	$(12,073)

Net income (loss) per share:
Basic	$0.05	$0.05	$0.02	$0.10	$(0.19)
Diluted	0.05	0.05	0.02	0.10	(0.19)

Weighted average number of common shares outstanding:
Basic	59,154	60,167	62,483	59,661	62,493
Diluted	59,154	60,167	62,704	59,661	62,493

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In Thousands)

	June 30, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,858	$65,363
Accounts receivable, net	196,706	194,336
Inventories, net	216,430	214,836
Prepaid expenses and other current assets	20,660	23,691
Total current assets	487,654	498,226

Property, plant, and equipment, net	273,674	266,871
Operating lease assets, net	17,799	19,537
Goodwill, net	70,751	69,709
Other intangible assets, net	118,714	125,862
Other noncurrent assets	25,153	24,903
Total assets	$993,745	$1,005,108

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$108,813	$633
Accounts payable	57,579	57,708
Accrued liabilities	35,351	36,861
Current operating lease liabilities	7,689	7,284
Income taxes payable	712	2,818
Deferred revenue	50,307	52,399
Total current liabilities	260,451	157,703

Long-term debt	1,916	124,654
Long-term operating lease liabilities	15,772	17,989
Deferred income taxes	6,534	5,350
Other noncurrent liabilities	18,434	18,758
Total liabilities	303,107	324,454

Stockholders’ equity:
Common stock	806	786
Additional paid-in capital	1,141,788	1,137,949
Retained earnings	279,629	273,660
Accumulated other comprehensive loss	(64,901)	(79,532)
Treasury stock	(666,684)	(652,209)
Total stockholders’ equity	690,638	680,654
Total liabilities and stockholders’ equity	$993,745	$1,005,108

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)
(Unaudited)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$5,969	$(12,073)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	23,923	28,893
Impairment of goodwill	—	10,000
Impairments of operating lease assets	1,358	—
Stock-based compensation expense	3,859	4,056
Amortization of deferred financing costs	660	841
Deferred income tax provision (benefit)	669	(2,299)
Gains on disposals of assets	(4,282)	(1,355)
Gains on extinguishment of 4.75% convertible senior notes	(381)	(515)
Other, net	(1,423)	(379)
Changes in operating assets and liabilities:
Accounts receivable	2,601	(2,335)
Inventories	1,348	(16,436)
Accounts payable and accrued liabilities	(1,014)	(9,504)
Deferred revenue	(2,092)	(2,353)
Other operating assets and liabilities, net	(6,905)	2,341
Net cash flows provided by (used in) operating activities	24,290	(1,118)

Cash flows from investing activities:
Capital expenditures	(19,480)	(15,881)
Proceeds from disposition of property and equipment	4,217	2,472
Proceeds from disposition of assets held for sale	8,409	10,279
Other, net	(62)	(68)
Net cash flows used in investing activities	(6,916)	(3,198)

Cash flows from financing activities:
Revolving credit facility borrowings	204	22,619
Revolving credit facility repayments	(204)	(22,619)
Purchases of 4.75% convertible senior notes	(14,284)	(10,846)
Other debt and finance lease repayments	(344)	(318)
Payment of financing costs	(7)	(1,111)
Purchases of treasury stock	(12,043)	(2,374)
Shares added to treasury stock as a result of net share settlements due to vesting of stock awards	(2,432)	(2,587)
Net cash flows used in financing activities	(29,110)	(17,236)

Effect of exchange rate changes on cash and cash equivalents	231	(371)
Net change in cash and cash equivalents	(11,505)	(21,923)
Cash and cash equivalents, beginning of period	65,363	47,111
Cash and cash equivalents, end of period	$53,858	$25,188

Cash paid for:
Interest	$3,628	$3,899
Income taxes, net	3,660	1,346

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

SEGMENT DATA
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Revenues:
Offshore Manufactured Products
Project-driven:
Products	$68,653	$59,124	$59,752	$127,777	$112,889
Services	27,907	24,424	31,024	52,331	56,257
	96,560	83,548	90,776	180,108	169,146
Military and other products	10,026	9,048	10,780	19,074	19,267
Total Offshore Manufactured Products	106,586	92,596	101,556	199,182	188,413
Completion and Production Services	29,424	34,519	46,421	63,943	93,713
Downhole Technologies	29,396	32,823	38,406	62,219	71,519
Total revenues	$165,406	$159,938	$186,383	$325,344	$353,645

Operating income (loss):
Offshore Manufactured Products(1)	$16,989	$14,276	$14,357	$31,265	$24,960
Completion and Production Services(2)	1,877	3,503	(535)	5,380	(954)
Downhole Technologies(3)	(3,992)	(2,124)	(1,141)	(6,116)	(13,220)
Corporate	(9,597)	(10,016)	(10,636)	(19,613)	(19,918)
Total operating income (loss)	$5,277	$5,639	$2,045	$10,916	$(9,132)
________________
(1)Operating income for the three and six months ended June 30, 2025 included charges of $0.3 million associated with the consolidation and relocation of certain manufacturing and service facilities. Operating income for the three and six months ended June 30, 2024 included charges of $1.5 million and $3.0 million, respectively, primarily associated with the consolidation and relocation of certain manufacturing and service locations.
(2)Operating income (loss) for the three months ended June 30, 2025, March 31, 2025 and June 30, 2024, and six months ended June 30, 2025 and June 30, 2024, included $2.2 million, $0.9 million, $1.9 million, $3.1 million and $2.6 million, respectively, in costs associated with the consolidation and exit of certain underperforming service offerings and locations. Additionally, during the three and six months ended June 30, 2024, the segment incurred $1.0 million and $1.3 million, respectively, of costs associated with the defense of certain patents related to proprietary technologies.
(3)Operating loss for the three and six months ended June 30, 2025 included $1.2 million in costs associated primarily with the exit of a leased facility. Operating loss for the six months ended June 30, 2024 included a non-cash goodwill impairment charge of $10.0 million, recognized in connection with the first quarter 2024 realignment of segment components.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED EBITDA (A)
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net income (loss)	$2,811	$3,158	$1,301	$5,969	$(12,073)
Interest expense, net	1,692	1,578	2,061	3,270	4,162
Income tax provision (benefit)	1,410	1,041	(665)	2,451	(641)
Depreciation and amortization expense	11,898	12,025	14,698	23,923	28,893
Impairment of goodwill	—	—	—	—	10,000
Impairments of operating lease assets	1,358	—	—	1,358	—
Facility consolidation/closure and other charges	2,301	930	4,426	3,231	6,935
Gains on extinguishment of 4.75% convertible senior notes	(381)	—	(515)	(381)	(515)
Adjusted EBITDA	$21,089	$18,732	$21,306	$39,821	$36,761
________________
(A)The term Adjusted EBITDA consists of net income (loss) plus net interest expense, taxes, depreciation and amortization expense, impairments of goodwill and operating lease assets, and facility consolidation/closure and other charges, less gains on extinguishment of Convertible Notes. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”) and should not be considered in isolation from or as a substitute for net income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted EBITDA to compare and to monitor the performance of the Company and its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted EBITDA to net income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED SEGMENT EBITDA (B)
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Offshore Manufactured Products:
Operating income	$16,989	$14,276	$14,357	$31,265	$24,960
Other income (expense), net	140	42	(20)	182	21
Depreciation and amortization expense	3,703	3,608	4,247	7,311	7,940
Facility consolidation/closure and other charges	273	—	1,547	273	3,010
Adjusted Segment EBITDA	$21,105	$17,926	$20,131	$39,031	$35,931

Completion and Production Services:
Operating income (loss)	$1,877	$3,503	$(535)	$5,380	$(954)
Other income, net	115	96	157	211	44
Depreciation and amortization expense	4,083	4,272	6,047	8,355	12,126
Impairment of operating lease asset	403	—	—	403	—
Facility consolidation/closure and other charges	1,776	930	2,879	2,706	3,925
Adjusted Segment EBITDA	$8,254	$8,801	$8,548	$17,055	$15,141

Downhole Technologies:
Operating loss	$(3,992)	$(2,124)	$(1,141)	$(6,116)	$(13,220)
Depreciation and amortization expense	4,005	4,029	4,255	8,034	8,525
Impairment of goodwill	—	—	—	—	10,000
Impairment of operating lease asset	955	—	—	955	—
Facility consolidation/closure and other charges	252	—	—	252	—
Adjusted Segment EBITDA	$1,220	$1,905	$3,114	$3,125	$5,305

Corporate:
Operating loss	$(9,597)	$(10,016)	$(10,636)	$(19,613)	$(19,918)
Other income, net	381	—	515	381	515
Depreciation and amortization expense	107	116	149	223	302
Gains on extinguishment of 4.75% convertible senior notes	(381)	—	(515)	(381)	(515)
Adjusted Segment EBITDA	$(9,490)	$(9,900)	$(10,487)	$(19,390)	$(19,616)
________________
(B)The term Adjusted Segment EBITDA consists of operating income (loss) plus other income (expense), depreciation and amortization expense, impairments of goodwill and operating lease assets, and facility consolidation/closure and other charges, less gains on extinguishment of Convertible Notes. Adjusted Segment EBITDA is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for operating income (loss) or cash flow measures prepared in accordance with GAAP or as a measure of profitability or liquidity. Additionally, Adjusted Segment EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted Segment EBITDA as supplemental disclosure because its management believes that Adjusted Segment EBITDA provides useful information regarding its ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses Adjusted Segment EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan. The table above sets forth reconciliations of Adjusted Segment EBITDA to operating income (loss), which is the most directly comparable measure of financial performance calculated under GAAP.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
ADJUSTED NET INCOME (LOSS), EXCLUDING CHARGES AND CREDITS (C) AND
ADJUSTED NET INCOME (LOSS) PER SHARE, EXCLUDING CHARGES AND CREDITS (D)
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net income (loss)	$2,811	$3,158	$1,301	$5,969	$(12,073)
Impairment of goodwill	—	—	—	—	10,000
Impairments of intangible assets	—	—	—	—	—
Impairments of operating lease assets	1,358	—	—	1,358	—
Facility consolidation/closure and other charges	2,301	930	4,426	3,231	6,935
Gains on extinguishment of 4.75% convertible senior notes	(381)	—	(515)	(381)	(515)
Total adjustments, before taxes	3,278	930	3,911	4,208	16,420
Tax benefit	(688)	(196)	(821)	(884)	(1,829)
Total adjustments, net of taxes	2,590	734	3,090	3,324	14,591
Adjusted net income, excluding charges and credits	$5,401	$3,892	$4,391	$9,293	$2,518

Weighted average number of diluted common shares outstanding	59,154	60,167	62,704	59,661	62,708

Adjusted diluted net income per share, excluding charges and credits	$0.09	$0.06	$0.07	$0.16	$0.04
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(C)Adjusted net income, excluding charges and credits consists of net income (loss) plus impairments of goodwill and operating lease assets, and facility consolidation/closure and other charges, less gains on extinguishment of Convertible Notes. Adjusted net income, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) as prepared in accordance with GAAP. The Company has included adjusted net income, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.
(D)Adjusted net income per share, excluding charges and credits is calculated as adjusted net income, excluding charges and credits divided by the weighted average number of common shares outstanding. Adjusted net income per share, excluding charges and credits is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for net income (loss) per share as prepared in accordance with GAAP. The Company has included adjusted net income per share, excluding charges and credits as a supplemental disclosure because its management believes that adjusted net income per share, excluding charges and credits provides investors a helpful measure for comparing its operating performance with previous and subsequent periods.

OIL STATES INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL INFORMATION
FREE CASH FLOW (E)
(In Thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Net cash flows provided by (used in) operating activities	$14,995	$9,295	$10,242	$24,290	$(1,118)
Less: Capital expenditures	(10,322)	(9,158)	(5,789)	(19,480)	(15,881)
Plus: Proceeds from disposition of property and equipment	2,532	1,685	177	4,217	2,472
Proceeds from disposition of assets held for sale	909	7,500	10,279	8,409	10,279
Free cash flow	$8,114	$9,322	$14,909	$17,436	$(4,248)
________________
(E)The term free cash flow consists of net cash flows provided by operating activities less capital expenditures plus proceeds from the disposition of property and equipment and assets held for sale. Free cash flow is not a measure of financial performance under GAAP and should not be considered in isolation from or as a substitute for cash flow measures prepared in accordance with GAAP. The table above sets forth reconciliations of free cash flow to net cash flows provided by operating activities, which is the most directly comparable measure of financial performance calculated under GAAP.
Company Contact:
Lloyd A. Hajdik
Oil States International, Inc.
Executive Vice President, Chief Financial Officer and Treasurer
(713) 652-0582
SOURCE: Oil States International, Inc.